Exhibit 99.1

For Immediate Release	Media Contact:	Investor Contact:
February 16, 2011	Erin Emlock (617) 768-6923	Patrick Flanigan (617) 768-6563
Genzyme Reports Financial Results for Fourth Quarter of 2010 and Full Year

Recovery Continues with Growth Across All Businesses
CAMBRIDGE, Mass. — Genzyme Corp. (NASDAQ: GENZ) today reported fourth-quarter 2010 results that reflect increasing supplies of Cerezyme® (imiglucerase for injection) and Fabrazyme® (agalsidase beta), revenue growth across all major product lines, and reductions in operating expenses. Earlier today Genzyme and sanofi-aventis announced that they have reached a definitive agreement under which sanofi-aventis will acquire Genzyme for $74 per share plus a contingent value right. This news is covered in a separate press release.
Fourth-quarter GAAP net income was $471.9 million, or $1.76 per diluted share, compared with $23.2 million, or $0.09 per diluted share, in the same period in 2009. Non-GAAP net income was $221.1 million, or $0.82 per diluted share, compared with $78.1 million, or $0.29 per diluted share, in the fourth quarter of 2009. Non-GAAP 2010 income excludes items associated with business divestitures, Bayer oncology product acquisition expenses, and stock compensation expenses.
Full-year 2010 GAAP net income was $422.1 million, or $1.57 per diluted share, compared with $422.3 million, or $1.54 per diluted share, in 2009. Non-GAAP net income was $478.5 million, or $1.78 per diluted share, compared with $611.5 million, or $2.23 per diluted share, in 2009. Genzyme exited 2010 with $1.9 billion in cash and equivalents.
Fourth-quarter GAAP revenue grew 23 percent to $1.15 billion from $938.3 million in the fourth quarter of 2009; non-GAAP revenue was $1.13 billion. For the year, GAAP revenue was $4.05 billion compared with $3.98 billion in 2009; non-GAAP revenue was $4.03 billion. Non-GAAP revenue figures exclude the pharmaceuticals and cell therapy businesses, which Genzyme intends to divest.
“Strong growth in the fourth quarter demonstrates that our recovery is fully underway,” said Henri A. Termeer, Genzyme’s chairman and CEO. “By executing on the opportunities provided by our core businesses and reducing our operating expenses, we were able to nearly double our earnings from the third quarter to the fourth.”
Genzyme expects to achieve several important manufacturing and product-related milestones during 2011, including:
•	Ceasing the remaining fill/finish activities at the Allston facility for all products and transferring those operations to a contract manufacturer during the first half of the year;

•	Announcing top-line data from the first phase 3 trial of alemtuzumab for multiple sclerosis mid-year and from the second trial in the second half of the year;

•	Fully supplying existing patient demand for Fabrazyme and receiving approval for its production at the new Framingham plant, both expected during the second half of 2011; and

•	Maintaining the existing full supply of Cerezyme.
The company is continuing to make progress in implementing its plan to increase shareholder value, which includes the divestitures of non-core businesses. In the fourth quarter, Genzyme completed the sale of its Genetics business, and the company this quarter completed the sale of its Diagnostics business and entered into an agreement to sell its Pharmaceuticals business.
As part of the company’s initiative to improve its operating margins, Genzyme last year implemented a program focused on identifying sustainable cost savings opportunities across the organization. This resulted in $26 million in savings during the fourth quarter and is expected to create $275 million in savings in 2011.
Along with the expected 2011 milestones, Genzyme expects that supply recovery, business growth and the company’s late-stage pipeline will serve as growth drivers this year.
Supply Recovery of Cerezyme and Fabrazyme
The recovery of Cerezyme supply is on track, with currently treated patients back to full supply and bioreactor performance at the higher end of historical experience. Fabrazyme supply is improving and allocations increased 82 percent from the third quarter to the fourth.
Genzyme is ahead of schedule in its plans to expand its biologics and fill/finish manufacturing capacity. Fabrazyme process validation runs at the company’s new Framingham manufacturing facility have begun, and the material created through these runs will become commercial product inventory upon regulatory approval of Fabrazyme production at this facility. This approval is expected during the second half of this year and will enable the company to provide full, sustainable product supply.
During the fourth quarter, Genzyme ceased fill/finish operations at its Allston facility for products sold in the United States, and the company plans to transfer the remaining fill/finish operations to a contract manufacturer during the first half of this year. An expansion of fill/finish operations at the Waterford site creating a four-fold capacity increase is expected to be approved in late 2011.
Business Unit Revenue Growth
Record revenue in the fourth quarter shows strength across each of Genzyme’s businesses. In 2011, the company expects double-digit revenue growth, driven primarily by Cerezyme and Fabrazyme. In addition, Genzyme expects strong growth from its Pompe disease treatments Myozyme® (alglucosidase alfa) and Lumizyme® (alglucosidase alfa); its viscosupplement treatments Synvisc® (hylan G-F 20) and Synvisc-One® (hylan G-F 20); and its Hematology and Oncology business.
Personalized Genetic Health
Fourth-quarter revenue from the Personalized Genetic Health business grew 45 percent to $505.6 million from $348.0 million in same period in 2009, and 25 percent from $404.2 million in the third quarter of 2010. This growth reflects increasing supplies of Cerezyme and Fabrazyme, and the U.S. launch of Lumizyme.
The company’s Pompe disease treatments represent an opportunity that is comparable to that of Cerezyme for Gaucher disease. The company estimates that there are about 10,000 Pompe patients worldwide; approximately 1,400 Pompe patients are currently treated with either Myozyme or Lumizyme, which are the only treatments approved for the disease.
Fourth-quarter revenue of Myozyme/Lumizyme grew 39 percent to $127.5 million compared with $91.9 million in the same period in 2009. Full-year sales increased 27 percent to $411.8 million compared with $324.5 million in 2009. Increases in both fourth-quarter and full-year revenue reflect, in part, sales of Lumizyme following FDA approval in May 2010. U.S. sales of Myozyme/Lumizyme in the fourth quarter were $30.3 million. Myozyme is currently available in 48 markets worldwide and Genzyme expects to increase this to 60 markets by the end of this year.
Fourth-quarter sales of Cerezyme were $222.0 million compared with $105.4 million in the same period in 2009, and full-year sales were $719.6 million compared with $793.0 million in 2009. Genzyme recently won a six-month tender for Cerezyme in Brazil that covers the first half of 2011. Sales of Fabrazyme in the fourth quarter were $61.6 million compared with $58.0 million in the fourth quarter of 2009; full-year sales were $188.2 million compared with $429.7 million in 2009.
Biosurgery
GAAP revenue from Genzyme’s Biosurgery business grew to $628.8 million in 2010 from $561.8 million in 2009, driven by its viscosupplement treatments Synvisc and Synvisc-One. Non-GAAP 2010 revenue was $615.8 million. GAAP fourth-quarter 2010 revenue was $170.7 million compared with $157.3 million in the same period in 2009; non-GAAP revenue was $157.7 million. Non-GAAP revenue figures exclude the cell therapy business, which Genzyme intends to divest.
Synvisc-One, which was launched in the first quarter of 2009, is the only single-injection viscosupplement approved for the treatment of osteoarthritis (OA) knee pain in the United States, a market that is large, growing and under-penetrated. The percentage of the approximately 9 million eligible OA patients in the United States who are currently treated with viscosupplements grew last year from 14 to 16 percent.
Fourth-quarter sales of Synvisc and Synvisc-One grew 11 percent to $105.9 million compared with $95.4 million in the fourth quarter of 2009, and full-year sales increased 19 percent to $393.1 million compared with $328.5 million in 2009. Genzyme in the fourth quarter received approval of Synvisc in Japan, the largest market in the world for viscosupplements.
Hematology and Oncology
Full-year revenue from Genzyme’s Hematology and Oncology business grew 32 percent to $678.8 million in 2010 from $512.9 in 2009, primarily driven by the ongoing launch of Mozobil® (plerixafor injection), the significant growth of Clolar® (clofarabine) in the U.S. and Europe and a full year of sales for the products acquired from Bayer. Fourth quarter revenue was $178.7 million compared with $168.8 million in the same period in 2009.

In 2011, Genzyme expects growth in this business to be driven primarily by Mozobil, Thymoglobulin® (anti-thymocyte globulin (rabbit)) and Clolar through increased penetration in key segments of the U.S. and mature European markets, and expansion in emerging markets such as China. During the second half of this year, the company expects data from a clinical trial of Clolar in adult patients with acute myelogenous leukemia, which if positive could potentially support regulatory filings for an expanded indication for the product.
Renal and Endocrinology
The company’s Renal and Endocrinology business performed extremely well in the fourth quarter, delivering 12 percent growth with revenue of $288.9 million compared with $258.2 million in the fourth quarter of 2009. This was driven by strong Renvela® (sevelamer carbonate) performance in the United States, where it remains the market leading phosphate binder; the launch of Renvela in major EU markets including France and Italy; and the new tender in Brazil. Full-year 2010 revenue from the business was $1.07 billion, compared with $1.01 billion in 2009.
Genzyme recently completed a pivotal study of Renvela in Chinese patients with chronic kidney disease (CKD) on dialysis. The study met its primary endpoint, and the company anticipates filing for approval of Renvela’s use in treating hyperphosphatemic dialysis patients in China during the first half of 2011. The company expects sustainable growth of Renvela in 2011 as it continues to launch the product in Europe, where the company has marketing approval for the product’s use in hyperphosphatemic CKD patients who are on dialysis, and in those who are not on dialysis.
Promising Late-Stage Pipeline
Within Genzyme’s late-stage product pipeline, three approvals are expected by the end of 2013: alemtuzumab for multiple sclerosis, mipomersen for familial hypercholesterolemia, and eliglustat tartrate for Gaucher disease type 1.
•	Based on promising phase 2 data, alemtuzumab has the potential to become a new standard of care for multiple sclerosis treatment, a market that is expected to reach $13 billion by 2012. Two phase 3 trials are fully enrolled; results of the trial in treatment-naïve patients are expected mid-year, and results of the trial in treatment-experienced patients are expected during the second half of this year. Genzyme anticipates U.S. approval of the treatment in the second half of 2012.

•	Genzyme is partnering with Isis Pharmaceuticals Inc. on the development of mipomersen for familial hypercholesterolemia (FH) patients who are unable to achieve healthy LDL-cholesterol levels with current treatments. The companies have completed four phase 3 trials of the novel treatment, all of which met their primary endpoints. Genzyme plans to file for EU approval of the treatment for patients with homozygous FH (HoFH) in the first half of this year. This filing may also include severe heterozygous FH (HeFH). Following recent FDA feedback, Genzyme is determining the timing of the U.S. HoFH filing, which may shift to the second half of this year.

•	Three-year follow-up data from the phase 2 study of eliglustat tartrate, Genzyme’s investigational oral therapy for patients with Gaucher disease type 1, will be presented this week at the Lysosomal Disease Network WORLD Symposium. At the three-year timepoint, sustained or further improvements were observed across all endpoints, including bone disease, compared with baseline. Eliglustat tartrate, which is currently in phase 3 trials, has the potential to transform the treatment experience for patients with Gaucher disease by providing an oral capsule option instead of bi-weekly infusions.
About Genzyme
One of the world’s leading biotechnology companies, Genzyme is dedicated to making a major positive impact on the lives of people with serious diseases. Since 1981, the company has grown from a small start-up to a diversified enterprise with approximately 10,000 employees in locations spanning the globe.
With many established products and services helping patients in approximately 100 countries, Genzyme is a leader in the effort to develop and apply the most advanced technologies in the life sciences. The company’s products and services are focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune disease. Genzyme’s commitment to innovation continues today with a substantial development program focused on these fields, as well as cardiovascular disease, neurodegenerative diseases, and other areas of unmet medical need.
Genzyme’s press releases and other company information are available at www.genzyme.com and by calling Genzyme’s investor information line at 1-800-905-4369 within the United States or 1-678-999-4572 outside the United States.
This press release contains forwarding-looking statements regarding Genzyme’s financial results and outlook and business plans and strategies including, without limitation: expectations regarding revenue growth; the expected completion and timing of ceasing fill/finish operations at the Allston facility and the transfer of those operations; the anticipated receipt and timing of alemtuzumab clinical trial data results; expectations regarding Fabrazyme supply and meeting patient demand; expectations regarding the timing and results of validation runs at, and receipt and timing of regulatory approval of, the new Framingham facility; expectations regarding the supply of Cerezyme; the expected receipt and timing of regulatory approval of the expanded fill/finish operations at the Waterford facility; expectations regarding Myozyme/Lumizyme commercial opportunities and future growth; plans to divest additional businesses, including the cell therapy business, and the timing of such divestitures; the expected amount of savings resulting from cost-saving efforts and opportunities; the expected receipt, timing and results of clinical trial data for Clolar; the anticipated timing of filing for regulatory approval for Renvela in China; the expected receipt and timing of regulatory approvals for alemtuzumab, mipomersen and eliglustat tartrate; the expected size of the MS market and expectations regarding submissions, including scope and timing, of regulatory filings for mipomersen. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others: that production and shipment of Fabrazyme and Cerezyme does not continue as planned due to any reason, including contamination, equipment malfunctions, cell growth at lower than expected levels, fill-finish inefficiencies, power outages, human error or regulatory issues; that Genzyme’s business is negatively impacted by adverse events or circumstances, including further manufacturing issues, lower than expected product demand due to competition or higher than expected operating expenses; that Genzyme cannot obtain on expected timetables or maintain regulatory approvals for its products and manufacturing facilities, including the Allston manufacturing facility, the new Framingham facility, and the expanded fill/finish operations in Waterford; that Genzyme is unable to successfully transition fill/finish operations out of the Allston facility on planned timelines; that Genzyme is not able to successfully complete clinical development and obtain regulatory approvals of its pipeline products within anticipated timeframes and for anticipated indications, including alemtuzumab-MS, mipomersen and eliglustat tartrate for any reason, including trial results that are not as favorable as expected and safety profiles that reduce the potential target patient population; that Genzyme is unable to complete the sale of its pharmaceuticals business or sell other businesses as planned or on anticipated timeframes; that Genzyme will not be able to implement its plan to increase shareholder in a manner consistent with expectations, including an inability to reduce operating expenses or sustain any achieved cost savings as expected; that Genzyme is unable to accurately assess, estimate or forecast patient populations and product demand; and the risks and uncertainties described in Genzyme’s SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Genzyme’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release and Genzyme undertakes no obligation to update or revise them.
Genzyme®, Cerezyme®, Fabrazyme®, Myozyme®, Lumizyme®, Synvisc®, Synvisc-One®, Renvela®, Mozobil®, Clolar® and Thymoglobulin® are registered trademarks of Genzyme Corporation or its subsidiaries. All rights reserved.
Important Information
Genzyme has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer by sanofi-aventis. Genzyme shareholders are advised to read the company’s Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information. Shareholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Genzyme in connection with the tender offer, free of charge at the SEC’s website at http://www.sec.gov. In addition, investors can obtain free copies of these documents from Genzyme by directing a request to Genzyme at 500 Kendall Street, Cambridge, MA 02142, Attention: Shareholder Relations Department, or by calling 617-252-7500 and asking for the Shareholder Relations Department.
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GENZYME CORPORATION (GENZ)
Consolidated Statements of Operations	Three Months Ended		Year Ended
(Unaudited, amounts in thousands, except per share amounts)	December 31,		December 31,
	2010	2009(1)	2010	2009(1)

Total revenues	$1,151,853	$938,290	$4,048,708	$3,977,288

Operating costs and expenses:
Cost of products and services sold	335,067	296,136	1,191,540	1,070,347
Selling, general and administrative	350,002	340,374	1,553,921	1,244,398
Research and development	202,097	224,918	847,284	833,853
Amortization of intangibles	67,927	70,237	262,254	253,507
Restructuring charges	28,260	—	28,260	—
Contingent consideration expense	33,310	—	102,746	—
Charge for impaired assets	26,873	28,297	26,873	65,584

Total operating costs and expenses	1,043,536	959,962	4,012,878	3,467,689

Operating income (loss)	108,317	(21,672)	35,830	509,599

Other income (expenses):
Equity in loss of equity method investments	(795)	—	(3,004)	—
Gains (losses) on investments in equity securities, net	(3,583)	1,276	(30,334)	(57)
Gain on acquisition of business	—	—	—	24,159
Other	1,109	700	465	(1,646)
Investment income	2,595	3,605	11,382	17,642
Interest expense	(3,668)	—	(7,026)	—

Total other income (expenses)	(4,342)	5,581	(28,517)	40,098

Income (loss) from continuing operations before taxes	103,975	(16,091)	7,313	549,697
(Provision for) benefit from income taxes	(32,968)	37,608	24,750	(122,766)

Income (loss) from continuing operations, net of tax	71,007	21,517	32,063	426,931
Income (loss) from discontinued operations, net of tax	400,904	1,728	390,081	(4,631)

Net income (loss)	$471,911	$23,245	$422,144	$422,300

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax	$0.27	$0.08	$0.12	$1.59
Income (loss) from discontinued operations, net of tax	$1.55	$0.01	$1.49	$(0.02)

Net income (loss)	$1.82	$0.09	$1.61	$1.57

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax	$0.27	$0.08	$0.12	$1.56
Income (loss) from discontinued operations, net of tax	$1.49	$0.01	$1.45	$(0.02)

Net income (loss)	$1.76	$0.09	$1.57	$1.54

Weighted average shares outstanding:
Basic	259,245	265,596	261,531	268,841
Diluted	268,513	270,241	268,601	274,071

GENZYME CORPORATION (GENZ)
Condensed Consolidated Balance Sheets	December 31,	December 31,
(Unaudited, amounts in thousands)	2010	2009

Cash and all marketable securities	$1,950,022	$1,049,700
Assets held for sale-current	77,690	—
Other current assets	2,235,383	1,896,927
Property, plant and equipment, net	2,925,585	2,809,349
Intangibles, net	3,181,797	3,716,625
Assets held for sale-noncurrent	91,836	—
Other noncurrent assets	678,762	588,123

Total assets	$11,141,075	$10,060,724

Liabilities associated with assets held for sale-current	$21,368	$—
Other current liabilities	1,444,555	1,080,130
Noncurrent liabilities	2,033,305	1,296,942
Stockholders’ equity	7,641,847	7,683,652

Total liabilities and stockholders’ equity	$11,141,075	$10,060,724

All amounts herein are presented in accordance with GAAP and are provided for quantitative analysis only and should be read in conjunction with the text of the Earnings Release. Please refer to our Form 10-Q’s and Form 10-K’s for an in-depth discussion and analysis of our results of operations and financial position and for detailed information regarding specific material transactions in a particular period.
In addition, we believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. Please refer to our GAAP to Non-GAAP Reconciliations attached to the Earnings Releases for the above respective periods, which are filed on Form 8-K with the Securities and Exchange Commission at www.sec.gov. The Non-GAAP financial measures are provided with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance.
(1) 2009 consolidated statements of operations have been revised to reflect discontinued operations. Discontinued operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

Genzyme Corporation (GENZ)
Analyst Schedule
(Amounts in thousands, except percentage amounts)
PRIOR PERIODS REVISED FOR DISCONTINUED OPERATIONS - UNAUDITED						Q4-10
						vs.
						Q4-09
	Q4-09	Q1-10	Q2-10	Q3-10	Q4-10	% B/(W)	FY 2008	FY 2009	FY 2010
Total revenues:
Personalized Genetic Health
Cerezyme	$105,368	$179,147	$138,736	$179,781	$221,966	111%	$1,238,977	$793,024	$719,630
Fabrazyme	58,026	53,241	39,484	33,882	61,603	6%	494,260	429,690	188,210
Myozyme	91,900	86,059	92,054	106,223	127,467	39%	296,176	324,545	411,803
Aldurazyme	38,706	39,897	43,651	40,766	42,466	10%	151,664	155,064	166,780
Other Personalized Genetic Health	54,042	34,160	36,619	43,531	52,052	(4%)	114,950	147,285	166,362

Total Personalized Genetic Health product and service revenue	348,042	392,504	350,544	404,183	505,554	45%	2,296,027	1,849,608	1,652,785
R&D Revenue	—	—	—	—	—		110	—	—

Total Personalized Genetic Health	348,042	392,504	350,544	404,183	505,554	45%	2,296,137	1,849,608	1,652,785

Renal and Endocrinology
Renagel and Renvela (including Sevelamer)	178,891	164,607	170,066	178,755	184,222	3%	677,729	706,590	697,650
Hectorol	31,877	42,025	41,863	49,285	56,705	78%	128,153	130,757	189,878

Subtotal	210,768	206,632	211,929	228,040	240,927	14%	805,882	837,347	887,528
Thyrogen	47,267	45,625	46,300	42,257	47,772	1%	148,448	170,644	181,954
Other Renal and Endocrinology	—	—	—	—	—		—	30	—

Total Renal and Endocrinology product and service revenue	258,035	252,257	258,229	270,297	288,699	12%	954,330	1,008,021	1,069,482
R&D revenue	155	166	150	134	178	15%	90	331	628

Total Renal and Endocrinology	258,190	252,423	258,379	270,431	288,877	12%	954,420	1,008,352	1,070,110

Biosurgery
Synvisc	95,419	79,507	107,686	99,998	105,885	11%	263,094	328,533	393,076
Sepra products	40,365	37,177	38,935	40,858	44,026	9%	133,663	148,538	160,996
Other Hyaluronic Acid products	6,698	8,984	4,818	5,908	6,937	4%	45,587	34,597	26,647

Total Hyaluronic Acid product and service revenue	142,482	125,668	151,439	146,764	156,848	10%	442,344	511,668	580,719
Cell Based Therapy	14,081	10,645	11,837	9,510	12,996	(8%)	42,547	45,789	44,988
Other Biosurgery	343	494	300	258	360	5%	3,564	1,866	1,412

Total Biosurgery product and service revenue	156,906	136,807	163,576	156,532	170,204	8%	488,455	559,323	627,119
R&D revenue	414	559	404	200	468	13%	2,645	2,493	1,631

Total Biosurgery	157,320	137,366	163,980	156,732	170,672	8%	491,100	561,816	628,750

Hematology and Oncology
Mozobil	19,267	18,966	22,141	23,630	27,284	42%	639	54,650	92,021
Thymoglobulin	58,265	52,910	58,232	56,891	61,885	6%	183,296	215,964	229,918
Clolar	22,230	24,688	25,520	26,129	27,564	24%	64,044	81,280	103,901
Other Hematology and Oncology	68,977	59,727	70,597	60,645	61,858	(10%)	47,120	158,658	252,827

Total Hematology and Oncology product and service revenue	168,739	156,291	176,490	167,295	178,591	6%	295,099	510,552	678,667
R&D revenue	24	19	7	1	80	233%	14,439	2,367	107

Total Hematology and Oncology	168,763	156,310	176,497	167,296	178,671	6%	309,538	512,919	678,774

Multiple Sclerosis R&D revenue	110	—	—	—	—	(100%)	21,709	12,467	—

Other
Other product and service revenue	5,137	3,099	3,397	2,848	7,841	53%	51,473	29,442	17,185

Total Other product and service revenue	5,137	3,099	3,397	2,848	7,841	53%	51,473	29,442	17,185
R&D revenue	728	189	367	310	238	(67%)	3,048	2,684	1,104

Total Other	5,865	3,288	3,764	3,158	8,079	38%	54,521	32,126	18,289

Total revenues	$938,290	$941,891	$953,164	$1,001,800	$1,151,853	23%	$4,127,425	$3,977,288	$4,048,708

All amounts herein are presented in accordance with GAAP and are provided for quantitative analysis only and should be read in conjunction with the text of the Earnings Release and our audited financial statements filed with the Securities and Exchange Commission. Please refer to our Form 10-Q’s and Form 10-K’s for an in-depth discussion and analysis of our results of operations and financial position and for detailed information regarding specific material transactions in a particular period.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Year Ended December 31, 2010
(Amounts in thousands, except percentage and per share data)
UNAUDITED

												OTHER DISCRETE ITEMS
												(included in GAAP and Non-GAAP results)
				Bayer	Stock
	GAAP		Consent	Acquisition	Compensation	Exit	Genzyme	Cell Based	Discontinued			Manufacturing	Genzyme	Investment
	As Reported		Decree	Related	Expense	Activities	Pharmaceuticals(5)	Therapy	Operations(3)	NON-GAAP(1)		Related(2)	Pharmaceuticals(5)	Impairment(4)

Income Statement Classification:
Total revenues		$4,048,708	$—	$—	$—	$—	$(5,658)	$(12,995)	$—		$4,030,055	$—	$(3,082)	$—
Cost of products and services sold		$(1,191,540)	$—	$35,854	$19,041	$—	$8,247	$15,037	$—		$(1,113,361)	$44,938	$3,200	$—

Gross margin	71%	$2,857,168	$—	$35,854	$19,041	$—	$2,589	$2,042		72%	$2,916,694	$44,938	$118	$—
Selling, general and administrative		$(1,553,921)	$175,000	$—	$89,575	$3,207	$2,169	$4,312	$—		$(1,279,658)	$—	$625	$—
Research and development		$(847,284)	$—	$—	$54,470	$1,094	$938	$4,467	$—		$(786,315)	$—	$686	$—
Amortization of intangibles		$(262,254)	$—	$—	$—	$—	$—	$329	$—		$(261,925)	$—	$—	$—
Restructuring charges		$(28,260)	$—	$—	$—	$28,260	$—	$—	$—		$—	$—	$—	$—
Contingent consideration expense		$(102,746)	$—	$102,746	$—	$—	$—	$—	$—		$—	$—	$—	$—
Charge for impaired assets		$(26,873)		$—	$—	$—	$26,873	$—	$—		$—	$—	$—	$—
Equity in loss of equity method investments		$(3,004)	$—	$—	$—	$—	$—	$—	$—		$(3,004)	$—	$—	$—
Other		$(29,869)	$—	$—	$—	$—	$—	$—	$—		$(29,869)	$—	$—	$32,250
Investment income		$11,382	$—	$—	$—	$—	$—	$—	$—		$11,382	$—	$—	$—
Interest expense		$(7,026)	$—	$—	$—	$—	$—	$2	$—		$(7,024)	$—	$—	$—

Summary:
Income (loss) from continuing operations before income taxes		$7,313	$175,000	$138,600	$163,086	$32,561	$32,569	$11,152	$—		$560,281	$44,938	$1,429	$32,250
(Provision for) benefit from income taxes	-338.44%	$24,750	$(51,299)	$6,120	$(45,436)	$(8,214)	$(3,482)	$(4,240)	$—	14.60%	$(81,801)	$(12,633)	$(362)	$(11,909)

Income (loss) from continuing operations		$32,063	$123,701	$144,720	$117,650	$24,347	$29,087	$6,912	$—		$478,480	$32,305	$1,067	$20,341
Income (loss) from discontinued operations, net of tax		$390,081	$—	$—	$—	$—	$—	$—	$(390,081)		$—	$—	$—	$—

Net income (loss)		$422,144	$123,701	$144,720	$117,650	$24,347	$29,087	$6,912	$(390,081)		$478,480	$32,305	$1,067	$20,341

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.12	$0.47	$0.55	$0.45	$0.09	$0.11	$0.03	$—		$1.83	$0.12	$0.00	$0.08
Income (loss) from discontinued operations, net of tax		$1.49	$—	$—	$—	$—	$—	$—	$(1.49)		$—	$—	$—	$—

Net income (loss)		$1.61	$0.47	$0.55	$0.45	$0.09	$0.11	$0.03	$(1.49)		$1.83	$0.12	$0.00	$0.08

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.12	$0.46	$0.54	$0.44	$0.09	$0.11	$0.03	$—		$1.78	$0.12	$0.00	$0.08
Income (loss) from discontinued operations, net of tax		$1.45	$—	$—	$—	$—	$—	$—	$(1.45)		$—	$—	$—	$—

Net income (loss)		$1.57	$0.46	$0.54	$0.44	$0.09	$0.11	$0.03	$(1.45)		$1.78	$0.12	$0.00	$0.08

Weighted average shares outstanding:
Basic		261,531	261,531	261,531	261,531	261,531	261,531	261,531	261,531		261,531	261,531	261,531	261,531
Diluted		268,601	268,601	268,601	268,601	268,601	268,601	268,601	268,601		268,601	268,601	268,601	268,601
Notes:
(1) Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.
(2) Represents write-offs of inventory that did not meet the necessary quality specifications.
(3) Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.
(4) Represents a write-down of our investment in the common stock of ISIS Pharmaceuticals, Inc., to the extent our cost exceeds the market value, in accordance with GAAP.
(5) Genzyme Pharmaceuticals was treated as a discrete item for Q3 2010 and a Non-GAAP item for Q4 2010.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended December 31, 2010
(Amounts in thousands, except percentage and per share data)
UNAUDITED

			Bayer	Stock
	GAAP		Acquisition	Compensation	Exit	Genzyme	Cell Based	Discontinued
	As Reported		Related	Expense	Activities	Pharmaceuticals	Therapy	Operations(2)	NON-GAAP(1)

Income Statement Classification:
Total revenues		$1,151,853	$—	$—	$—	$(5,658)	$(12,995)	$—		$1,133,200
Cost of products and services sold		$(335,067)	$8,560	$4,842	$—	$8,247	$15,037	$—		$(298,381)

Gross margin	71%	$816,786	$8,560	$4,842		$2,589	$2,042		74%	$834,819
Selling, general and administrative		$(350,002)	$—	$19,123	$—	$2,169	$4,312	$—		$(324,398)
Research and development		$(202,097)	$—	$13,103	$1,094	$938	$4,467	$—		$(182,495)
Amortization of intangibles		$(67,927)	$—	$—	$—	$—	$329	$—		$(67,598)
Restructuring charges		$(28,260)	$—	$—	$28,260	$—	$—	$—		$—
Contingent consideration expense		$(33,310)	$33,310	$—	$—	$—	$—	$—		$—
Charge for impaired assets		$(26,873)	$—	$—	$—	$26,873	$—	$—		$—
Equity in loss of equity method investments		$(795)	$—	$—	$—	$—	$—	$—		$(795)
Other		$(2,474)	$—	$—	$—	$—	$—	$—		$(2,474)
Investment income		$2,595	$—	$—	$—	$—	$—	$—		$2,595
Interest expense		$(3,668)	$—	$—	$—	$—	$2	$—		$(3,666)

Summary:
Income (loss) from continuing operations before income taxes		$103,975	$41,870	$37,068	$29,354	$32,569	$11,152	$—		$255,988
(Provision for) benefit from income taxes	31.71%	$(32,968)	$21,514	$(8,085)	$(7,610)	$(3,482)	$(4,240)	$—	13.62%	$(34,871)

Income (loss) from continuing operations		$71,007	$63,384	$28,983	$21,744	$29,087	$6,912	$—		$221,117
Income (loss) from discontinued operations, net of tax		$400,904	$—	$—	$—	$—	$—	$(400,904)		$—

Net income (loss)		$471,911	$63,384	$28,983	$21,744	$29,087	$6,912	$(400,904)		$221,117

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.27	$0.24	$0.11	$0.08	$0.11	$0.03	$—		$0.85
Income (loss) from discontinued operations, net of tax		$1.55	$—	$—	$—	$—	$—	$(1.55)		$—

Net income (loss)		$1.82	$0.24	$0.11	$0.08	$0.11	$0.03	$(1.55)		$0.85

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.27	$0.24	$0.11	$0.08	$0.11	$0.03	$—		$0.82
Income (loss) from discontinued operations, net of tax		$1.49	$—	$—	$—	$—	$—	$(1.49)		$—

Net income (loss)		$1.76	$0.24	$0.11	$0.08	$0.11	$0.03	$(1.49)		$0.82

Weighted average shares outstanding:
Basic		259,245	259,245	259,245	259,245	259,245	259,245	259,245		259,245
Diluted		268,513	268,513	268,513	268,513	268,513	268,513	268,513		268,513
Notes:
(1) Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.
(2) Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Year Ended December 31, 2009
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

			Bayer	Stock
	GAAP		Acquisition	Compensation	Discontinued
	As Reported		Related	Expense	Operations(2)	NON-GAAP(1)

Income Statement Classification:
Total revenues		$3,977,288	$—	$—	$—		$3,977,288
Cost of products and services sold		$(1,070,347)	$36,822	$22,273	$—		$(1,011,252)

Gross margin	73%	$2,906,941	$36,822	$22,273	$—	75%	$2,966,036
Selling, general and administrative		$(1,244,398)	$—	$100,741	$—		$(1,143,657)
Research and development		$(833,853)	$—	$60,118	$—		$(773,735)
Amortization of intangibles		$(253,507)	$—	$—	$—		$(253,507)
Contingent consideration expense		$(65,584)	$65,584	$—	$—		$—
Gains (losses) on investments in equity securities		$(57)	$—	$—	$—		$(57)
Gain on acquisition of business		$24,159	$(24,159)	$—	$—		$—
Other		$(1,646)	$—	$—	$—		$(1,646)
Investment income		$17,642	$—	$—	$—		$17,642

Summary:
Income (loss) from continuing operations before income taxes		$549,697	$78,247	$183,132	$—		$811,076
(Provision for) benefit from income taxes	22.33%	$(122,766)	$(29,780)	$(46,987)	$—	24.60%	$(199,533)

Income (loss) from continuing operations		$426,931	$48,467	$136,145	$—		$611,543
Income (loss) from discontinued operations, net of tax		$(4,631)	$—	$—	$4,631		$—

Net income (loss)		$422,300	$48,467	$136,145	$4,631		$611,543

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$1.59	$0.18	$0.51	$—		$2.27
Income (loss) from discontinued operations, net of tax		$(0.02)	$—	$—	$0.02		$—
Net income (loss)		$1.57	$0.18	$0.51	$0.02		$2.27

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$1.56	$0.18	$0.50	$—		$2.23
Income (loss) from discontinued operations, net of tax		$(0.02)	$—	$—	$0.02		$—
Net income (loss)		$1.54	$0.18	$0.50	$0.02		$2.23

Weighted average shares outstanding:
Basic		268,841	268,841	268,841	268,841		268,841
Diluted		274,071	274,071	274,071	274,071		274,071
Notes:
(1) Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.
(2) Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended December 31, 2009
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

			Bayer	Stock
	GAAP		Acquisition	Compensation	Discontinued
	As Reported		Related	Expense	Operations(2)	NON-GAAP(1)

Income Statement Classification:
Total revenues		$938,290	$—	$—	$—		$938,290
Cost of products and services sold		$(296,136)	$19,082	$7,388	$—		$(269,666)

Gross margin	68%	$642,154	$19,082	$7,388	$—	71%	$668,624
Selling, general and administrative		$(340,374)	$—	$21,767	$—		$(318,607)
Research and development		$(224,918)	$—	$13,657	$—		$(211,261)
Amortization of intangibles		$(70,237)	$—	$—	$—		$(70,237)
Contingent consideration expense		$(28,297)	$28,297	$—	$—		$—
Gains (losses) on investments in equity securities		$1,276	$—	$—	$—		$1,276
Other		$700	$—	$—	$—		$700
Investment income		$3,605	$—	$—	$—		$3,605

Summary:
Income (loss) from continuing operations before income taxes		$(16,091)	$47,379	$42,812	$—		$74,100
(Provision for) benefit from income taxes	233.72%	$37,608	$(22,232)	$(11,391)	$—	-5.38%	$3,985

Income (loss) from continuing operations		$21,517	$25,147	$31,421	$—		$78,085
Income (loss) from discontinued operations, net of tax		$1,728	$—	$—	$(1,728)		$—

Net income (loss)		$23,245	$25,147	$31,421	$(1,728)		$78,085

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.08	$0.09	$0.12	$—		$0.29
Income (loss) from discontinued operations, net of tax		$0.01	$—	$—	$(0.01)		$—

Net income (loss)		$0.09	$0.09	$0.12	$(0.01)		$0.29

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.08	$0.09	$0.12	$—		$0.29
Income (loss) from discontinued operations, net of tax		$0.01	$—	$—	$(0.01)		$—

Net income (loss)		$0.09	$0.09	$0.12	$(0.01)		$0.29

Weighted average shares outstanding:
Basic		265,596	265,596	265,596	265,596		265,596
Diluted		270,241	270,241	270,241	270,241		270,241
Notes:
(1) Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.
(2) Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.